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                                  EXHIBIT 10.3

                    MANAGEMENT AND OFFICE SERVICES AGREEMENT

     THIS AGREEMENT FOR MANAGEMENT AND OFFICE SERVICES (the "Agreement") is entered into on September 1st, 2001 by and between GFC Ventures Corp., ("GFC"), and Green Fusion Corporation, a Corporation ("Green Fusion").

1.     RECITAL

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 Green Fusion desires to engage the services of GFC to assist it with respect to co-ordination of finances, due diligence, regulatory compliance, administration, and business development in connection with the purchase House of Brussels Holdings Ltd. ("House of Brussels") or another business venture and to provide office premises and services.

1.2 GFC desires to provide such business management services to Green Fusion as a contractor and pursuant to the terms and conditions set forth herein.

1.3 Green Fusion has entered into an agreement to purchase 100 percent of the outstanding shares of GFC in exchange for 1,500,000 pre-split shares of Green Fusion. This agreement has not been completed.

2.     NATURE  AND  EXTENT  OF  MANAGEMENT  SERVICES

2.1     Term of Agreement   This Agreement shall be in effect until the purchase
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of  GFC by Green Fusion is completed, or until one of the parties issues 30 days written  termination  notice  to  the  other  party  terminating this agreement.

2.2     Duties  of  GFC   During  the  term of this Agreement, GFC shall provide
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co-ordination of finances, due diligence, regulatory compliance, administration, and business development in connection with the purchase House of Brussels Holdings Ltd. ("House of Brussels") or another business venture and to provide office premises and services.

2.4     Duties of Green Fusion  Green Fusion shall provide GFC, on a regular and
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timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by GFC, and shall advise GFC of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

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2.5     Compensation   In  consideration  of entering into this Agreement, Green
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Fusion   agrees  to

a) reimburse, at cost, all expenses incurred by GFC in its normal operation to perform the tasks assigned to it by Green Fusion, which includes salary and consultant's fees, rent, general office expenses and direct expenses incurred for the benefit of Green Fusion.
b) reimburse, at cost, all expenses incurred by GFC from July 1, 2001 to August 31, 2001 that GFC incurred for the benefit of Green Fusion, which includes salary and consultant's fees, rent, general office expenses and direct expenses.

     All amounts advanced from GFC to the House of Brussels, under the Letter of Intent signed by GFC and House of Brussels, are hereby assigned to Green Fusion upon the signing of this agreement in consideration of Green Fusion assuming the liability of the short-term loan that GFC incurred to obtain the funds.

2.6     Nondisclosure  of Information   GFC agrees that it will not at any time,
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in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of Green Fusion.

2.7     Assignment  of  Agreement  Due to the personal nature of the services to
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be  rendered by GFC, this Agreement may not be assigned by GFC without the prior written  consent  of  Green  Fusion.

3.     CO-OPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

3.1     Co-operation of Parties  The parties further agree that they will do all
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things  necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and prefect the purposes of this Agreement.

3.2     Arbitration  The  parties  hereby  submit all controversies, claims, and
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matters  of  difference  arising  out  of  this  Agreement to arbitration in the
Province of BritishColumbia, according to the rules and practices of the Canadian Arbitration Association. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of British Columbia.

3.3     Interpretation of Agreement  The parties agree that should any provision
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of  this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favour of or against any party herein, but rather by construing the terms of this


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Agreement fairly and reasonably in accordance with their generally accepted  meaning.

3.4     Modification  of Agreement  This Agreement may be amended or modified in
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any  way  and  at  any  time  by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

3.5     Legal  Fees  If  any legal action or any arbitration or other proceeding
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is  brought  for  the  enforcement  of  this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.6     Entire  Agreement  This  Agreement  constitutes the entire Agreement and
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understanding  of  the  parties  hereto  with  respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

3.7     Counterparts  This  Agreement may be signed in one or more counterparts.
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3.8     Facsimile  Transmission  Signatures  A  signature received pursuant to a
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facsimile  transmission  shall  be sufficient to bind a party to this Agreement.

DATED  this  1st  day  of  September,  2001.



/s/  Evan  Baergen                              /s/  Mary  Dojlidko
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L.  Evan  Baergen,  President                   Mary  Dojlidko, Controller
Green  Fusion  Corporation                      GFC  Ventures  Corp.